Exhibit 99.1
FOR IMMEDIATE RELEASE
RailAmerica, Inc. Announces Early Termination of Ottawa Valley Railway (OVR) Lease with Canadian Pacific
JACKSONVILLE, FL, December 18, 2009 — RailAmerica, Inc. (NYSE: RA) today reported that its subsidiary RaiLink Canada Ltd. has closed on a transaction with the Canadian Pacific Railway (CP) to terminate its lease of the Ottawa Valley Railway (OVR) line. Under the terms of the agreement, RailAmerica, Inc. received C$73 million in gross proceeds. The Company estimates net cash proceeds after taxes and transaction related expenses of C$69 to C$70 million.
RailAmerica’s subsidiary will terminate its lease of the CP-owned OVR rail line between Smiths Falls and Camspur, near Petawawa ON, effective upon clearance of the remaining cars from the line. Under the Canada Transportation Act, CP has 60 days to decide if train service will be restored on the line. RailAmerica’s subsidiary will continue to maintain and operate the CP-owned rail lines between Sudbury and Mattawa, ON, Mattawa and Temiscaming, PQ, and Mattawa and Camspur until dates in 2010 to be determined by CP.
The OVR operation consists of 342 mainline miles of track and primarily transports bridge traffic, chemicals, and pulp and paper products. For the nine months ended September 30, 2009, total revenue for OVR was C$13.3 million, operating income was C$4.6 million, depreciation/amortization expense was C$0.4 million and capital expenditures were C$0.7 million. The Company will record the income or loss from these operations in discontinued operations beginning in the fourth quarter of 2009.
RailAmerica, Inc. owns and operates short line and regional freight railroads in North America, operating a portfolio of 40 individual railroads with approximately 7,400 miles of track in 27 U.S. states and three Canadian provinces.
Cautionary Note Regarding Forward-Looking Statements
Certain items in this press release and other information we provide from time to time may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not necessarily limited to, statements relating to future events and financial performance. Words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “may,” “will,” “would,” “could,” “should,” “seeks,” “estimates” and variations on these words and similar expressions are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of factors that could lead to actual results materially different from those described in the forward-looking statements. RailAmerica, Inc. can give no assurance that its expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. Factors that could have a material adverse effect on our operations and future prospects or that could cause actual results to differ materially from RailAmerica, Inc.’s expectations include, but are not limited to, prolonged capital markets disruption and volatility, general economic conditions and business conditions, our relationships with Class I railroads and other connecting carriers, our ability to obtain railcars and locomotives from other providers on which we are currently dependent, legislative and regulatory developments including rulings by the Surface Transportation Board or the Railroad Retirement Board, strikes or work stoppages by our employees, our transportation of hazardous materials by rail, rising fuel costs, acquisition risks, competitive pressures within the industry, risks related to the geographic markets in which we operate; and other risks detailed in RailAmerica, Inc.’s filings with the Securities and Exchange Commission, including our prospectus filed with the Commission on October 13, 2009. In addition, new risks and uncertainties emerge from time to time, and it is not possible for RailAmerica, Inc. to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this press release. RailAmerica, Inc. expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

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Ira Berger
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